EXHIBIT 99.1

CRH Signs New Agreement with United Digestive

VANCOUVER, BC, Feb. 23, 2021 /CNW/ - CRH Medical Corporation ("CRH", or the "Company") (TSX: CRH) (NYSE MKT: CRHM) announces today that it has signed a five-year exclusive Management Services Agreement with United Digestive ("UD"). The agreement is newly structured as a management services agreement, whereby CRH will earn a fee for managing UD's anesthesia service, that can naturally grow as the UD platform realizes its expansion plans.  Additional upside may also be realized as CRH further employs its payor contracting strategy in addition to any other opportunities for collaboration.

The new agreement will be effective as of Nov 1, 2021 and is expected to allow the company to retain a material portion of the EBITDA earned by the Company under the present arrangement which will continue to be in full force and effect until Nov 1, 2021.

"We are pleased to have reached a win-win agreement with United Digestive," noted Dr. Tushar Ramani, Chief Executive Officer of CRH. "CRH and our anesthesia staff look forward to continuing to support UD's medical staff, who share our dedication to delivering outstanding patient care."

The Company is well poised to continue its strong growth given its organic and inorganic growth plans.  Recently on Feb 9th, 2021, the company announced that it had closed the acquisition of Edison, NJ based gastroenterology anesthesia practice, Oak Tree Anesthesia Associates or "Oak Tree", its 32nd acquisition and first of 2021.  It is expected that Oak Tree will contribute approximately US$1.5M in incremental revenues with similar EBITDA margins to the rest of CRH's business.

With the acquisition of Oak Tree acquisition, the company now provides services to 70 ambulatory surgical centers across 14 states.  The Company has more than 500 prospects in its watch-list and continues to be focused on its inorganic growth program.

About CRH Medical Corporation:

CRH Medical Corporation is a North American company focused on providing gastroenterologists throughout the United States with innovative services and products for the treatment of gastrointestinal diseases. In 2014, CRH became a full-service gastroenterology anesthesia company that provides anesthesia services for patients undergoing endoscopic procedures in ambulatory surgical centers. To date, CRH has completed 32 anesthesia acquisitions, and now serves 70 ambulatory surgical centers in 14 states. In addition, CRH owns the CRH O'Regan System, a single-use, disposable, hemorrhoid banding technology that is safe and highly effective in treating all grades of hemorrhoids. CRH distributes the O'Regan System, treatment protocols, operational and marketing expertise as a complete, turnkey package directly to gastroenterology practices, creating meaningful relationships with the gastroenterologists it serves. CRH's O'Regan System is currently used in all 48 lower US states.

Cautionary Note Regarding Forward-Looking Statements

Certain statements and information included or incorporated by reference in this document may constitute "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and "forward-looking information" within the meaning of Canadian securities laws (collectively, "forward-looking statements"). Forward looking statements include statements regarding the expected benefits of the Company's recently completed acquisition, as well as all other statements that are not statements of historical fact. Forward-looking statements are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "plan," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

Forward-looking statements reflect current expectations of management regarding future events and performance as of the date of this document and involve known and unknown risks, uncertainties and other factors which may cause our actual results to be materially different those expressed or implied by any forward-looking statements. These forward-looking statements should not be read as guarantees of future results, and there can be no assurance that the results expressed or implied by any forward-looking statements will be achieved. Important factors that could cause actual results to differ materially from the results discussed in forward-looking statements include: (i) the risk that the Company may be unable to achieve anticipated synergies relating to the acquisition, or that such acquisition could result in unforeseen operating difficulties and expenditures, or require significant management resources and significant charges; (ii) the possibility that the Company will be unable to retain key personnel; (iii) the risk that customers may terminate or choose not to renew their agreements with us, that we are unable to maintain or increase anesthesia procedure volumes or that there are changes to payment rates or methods of third-party payors;  (iv) the risk of other disruption from the acquisition, including potential adverse reactions or changes to business relationships with customers, employees, suppliers or regulators, making it more difficult to maintain business and operational relationships; (v) risks and uncertainties relating to the pending transaction between the Company and WELL Health Technologies Corp., including those relating to the parties' ability to consummate the proposed transaction in the time period expected or at all, and the parties' ability to achieve the anticipated benefits of such transaction; (vi) uncertainties related to developments in the COVID-19 pandemic and its impact on the Company's operations; and (vii) uncertainties related to general economic, financial, regulatory and political conditions, as well as potential changes in law and regulatory interpretations.

Additional factors that could cause actual results to differ materially from expectations include, without limitation, the risks identified by the Company in its most recent Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, which are available on EDGAR at www.sec.gov/edgar.shtml or on the Company's website at www.crhmedcorp.com  The Company disclaims any intent or obligations to update or revise publicly any forward-looking statements whether as a result of new information, estimates or options, future events or results or otherwise, unless required to do so by law.

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SOURCE CRH Medical Corporation

View original content: http://www.newswire.ca/en/releases/archive/February2021/23/c5785.html

%CIK: 0001461119

For further information: Constantine Davides, CFA, 339-970-2846, constantine.davides@westwicke.com, http://investors.crhsystem.com/

CO: CRH Medical Corporation

CNW 08:00e 23-FEB-21